UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2003, Bioanalytical Systems, Inc. (the "Company") entered into a letter agreement with then Chief Operating Officer Ronald E. Shoup, Ph.D. Under Dr. Shoup's agreement, if Dr. Shoup's employment is terminated for any reason other than Just Cause, as defined in the agreement, at any time during a two-year period following a Significant Transaction or Change in Board Composition, each as defined in the agreement, Dr. Shoup is entitled to receive his annual base salary one month for each year of service with the Company from the date of termination.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this report and which is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

    (a)  Not applicable.

    (b)  Not applicable.

    (c)  Not Applicable

    (d)  Exhibit

10.1	Letter Agreement between Bioanalytical Systems, Inc. and Ronald E. Shoup, Ph.D., dated June 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: July 24, 2007	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Bioanalytical Systems, Inc. and Ronald E. Shoup, Ph.D., dated June 19, 2003.